Exhibit 99.1

News Release

OxySure (OXYS) Affiliates Convert $2.02 Million in Notes to Common Stock at $1.50 Per Share
Conversion Price represents 52% Premium to Market

Frisco, Texas, January 3, 2013 – OxySure® Systems, Inc. (OTCBB:OXYS) (“OxySure,” or the “Company”), the medical device innovator of life-saving, easy-to-use emergency oxygen solutions with its “oxygen from powder” technology today announced that affiliates Agave Resources, LLC and JTR Investments, Limited  converted a total of $2,018,656 in convertible notes to OXYS common stock at an aggregate exercise price of $1.50 per common share. The conversion price of $1.50 per share represents a premium of 52% to the OXYS share price at the close of market on January 2, 2013.

Agave Resources converted a subordinated convertible in the amount of $750,000 into 500,000 shares of common stock at an exercise price of $1.50 per share. Don Reed, President of Agave is also a Director of OxySure.

JTR Investments converted a total of $1,268,656 in convertible notes into 845,771 shares of common stock at an exercise price of $1.50 per share, comprising the following: (i) a senior convertible note in the amount of $1,018,656 which was converted into 679,104 shares of common stock; and (ii) a subordinated convertible note in the amount of $250,000 which was converted into 166,667 shares of common stock. Julian Ross, CEO of OxySure is also the President of JTR Management, LLC, the general partner of JTR Investments, Limited.

Said Don Reed, President of Agave: “We are pleased to be able to increase our position in OxySure. This conversion is a testament to our confidence in the company and where we are headed.”

“We are continuing to strengthen our balance sheet in a sensible way, and these conversions represent a significant milestone in that process,” stated Julian Ross, CEO of OxySure. “This step further strengthens our platform for growth as we continue to build our business, while saving thousands of lives.”

About OxySure Systems, Inc.
OxySure Systems, Inc. is a Frisco, Texas-based medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure’s products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other “Immediately Dangerous to Life or Health” (IDLH) environments. www.OxySure.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of OxySure Systems, Inc. can be found in the filings of OxySure Systems, Inc. with the U.S. Securities and Exchange Commission.

Investor Relations Contact(s):	Media Contact:
Chris Castaldo, (516) 656-0217	Yves Dezawy, (646) 546-5151
chriscastaldo@aol.com	yves@oxysure.com

Chris Hagerman, (208) 361-6624
iradmin@oxysure.com